Exhibit 99.1



                        MMC REPORTS FIRST QUARTER RESULTS

NEW YORK, NEW YORK, April 21, 2004-Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter ended March 31, 2004. Consolidated revenues increased 13 percent to $3.2 billion from $2.9 billion in the first quarter of 2003. Net income rose to $446 million, and earnings per share increased to $.83. The results include Putnam's previously announced regulatory settlements, which are not tax deductible, severance, and expenses related to regulatory issues. These were partially offset by the final insurance settlement related to the World Trade Center. These items reduced net income for the quarter by $59 million and earnings per share by $.11. In the first quarter of 2003, net income and earnings per share were $443 million and $.81, respectively.

Jeffrey W. Greenberg, chairman and chief executive officer, said: "We are gratified that Putnam reached settlement agreements with regulators relating to market timing issues, a critical step in restoring investor confidence. We believe the changes that Putnam is making will result in a stronger organization, and we are positive about Putnam's long-term business prospects. MMC's risk and insurance services business had a good quarter, reflecting Marsh's ability to deliver services across a wide spectrum of client needs, from transaction execution to advisory services. Mercer continued to expand revenues and profits in the quarter, led by growth in its international operations."

Risk and insurance services revenues in the first quarter rose 12 percent to $2 billion, and operating income increased 14 percent to $637 million. Marsh recently completed the acquisition of the Australia and New Zealand operations of Heath Lambert and Alaska's largest insurance broker Brady & Company, Inc. Excluding the effects of foreign exchange, acquisitions, and dispositions, revenues grew 7 percent. On the same basis, risk management and insurance broking, which accounts for approximately three quarters of this sector's revenues, grew 6 percent; reinsurance broking and services increased revenues 9 percent; and related insurance services grew 11 percent. The recent trend in insurance premium rates continued in the first quarter with declines in property lines and increases in casualty lines.

Putnam's revenues in the first quarter increased 4 percent to $461 million, reflecting modest investment gains in the current year, compared to a loss in 2003, as well as increased revenues from its equity investment in Thomas H. Lee. Average assets under management during the first quarter were $234 billion, compared with $244 billion last year. Total assets under management on March 31, 2004 were $227 billion, comprising $157 billion of mutual fund assets and $70 billion of institutional assets. Assets under management were $240 billion at December 31, 2003. On April 8, 2004, Putnam reached settlement agreements with the Securities and Exchange Commission and the Office of the Secretary of the Commonwealth of Massachusetts on market timing issues for $110 million of penalties and restitution. Since $10 million was provided in the fourth quarter of 2003, $100 million is included in first quarter results. Also, $25 million of severance as well as $15 million of costs related to regulatory issues were incurred. As a result, Putnam had a $26 million operating loss. Operating income in last year's first quarter was $103 million.

Earlier this month, Putnam sold its 20 percent equity interest in Fineco Gestioni to its joint venture partner in Italy, FinecoGroup, resulting in an investment gain of $25 million, which will be included in second quarter results. Putnam will continue to manage Fineco-sponsored international equity and specialty bond funds.


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In addition,  Putnam has signed a letter of intent to acquire an  additional  30 percent of PanAgora Asset Management, increasing its ownership to 80 percent. PanAgora Asset Management, established in 1989, manages quantitative equity and fixed income investments for institutional clients.

Mercer's revenues in the first quarter increased 19 percent to $755 million, including 10 percent from acquisitions. Operating income increased 7 percent to $89 million. Excluding the effects of foreign exchange, acquisitions, and dispositions, retirement services revenues increased 1 percent, management and organizational change revenues increased 4 percent, and economic consulting grew 8 percent.

MMC reached a final settlement for insured losses totaling $278 million related to the World Trade Center. The replacement value of assets exceeded book value by $105 million, reducing corporate operating expenses by this amount in the quarter.

Cash flow from MMC's operations continued to be strong. During the first quarter, the company repurchased 7 million shares of its common stock for $330 million and paid $163 million in dividends to shareholders.

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. More than 60,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.


This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, and the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies, and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services business, changes in competitive conditions, movements in premium rate levels, the continuation of difficult conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at historic levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2003 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.


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                                            Marsh & McLennan Companies, Inc.
                                           Consolidated Statements of Income
                                        (In millions, except per share figures)
                                                      (Unaudited)

                                                                                   Three Months Ended
                                                                                        March 31,
                                                                            --------------------------------
                                                                                 2004             2003
                                                                            --------------    --------------

Revenue:
Service Revenue                                                                $3,177            $2,841
Investment Income (Loss)                                                           33                11
                                                                               ------            ------
     Total Revenue                                                              3,210             2,852
                                                                               ------            ------
Expense:
Compensation and Benefits                                                       1,635             1,378
Other Operating Expenses                                                          802               757
                                                                               ------            ------
     Total Expense                                                              2,437             2,135
                                                                               ------            ------

Operating Income                                                                  773               717

Interest Income                                                                     5                 6

Interest Expense                                                                  (50)              (43)
                                                                               ------            ------

Income Before Income Taxes and Minority Interest Expense                          728               680

Income Taxes                                                                      281               232

Minority Interest Expense, Net of Tax                                               1                 5
                                                                               ------            ------

Net Income                                                                     $  446            $  443
                                                                               ======            ======

Basic Net Income Per Share                                                      $0.85             $0.83
                                                                               ======            ======

Diluted Net Income Per Share                                                    $0.83             $0.81
                                                                               ======            ======

Average Number of
     Shares Outstanding - Basic                                                   525               536
                                                                               ======            ======

Average Number of
     Shares Outstanding - Diluted                                                 540               547
                                                                               ======            ======

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                                                Marsh & McLennan Companies, Inc.
                                          Supplemental Information - Revenue Analysis
                                                     (Millions) (Unaudited)


                                                                                               Components of Revenue Change
                                                                                      ------------------------------------------
                                               Three Months Ended
                                                    March 31,          % Change                        Acquisitions/
                                            ------------------------     GAAP          Underlying      Dispositions     Currency
                                                 2004         2003      Revenue          Revenue          Impact         Impact
                                            -----------  -----------  ----------      ------------    ---------------  ----------
Risk and Insurance Services
Risk Management and Insurance Broking          $1,486       $1,320        13%               6%               -             7%
Reinsurance Broking and Services                  275          243        13%               9%               -             4%
Related Insurance Services                        233          210        11%              11%               -             -
                                               ------       ------
   Total Risk and Insurance Services            1,994        1,773        12%               7%               -             5%
                                               ------       ------

Investment Management                             461          445         4%               4%               -             -
                                               ------       ------

Consulting
Retirement Services                               350          300        16%               1%               6%            9%
Management and Organizational Change              134           81        66%               4%              56%            6%
Health Care and Group Benefits                    100           98         2%             (3)%               -             5%
Human Capital                                      94           86        10%             (1)%               -            11%
Economic                                           42           37        12%               8%               -             4%
                                               ------       ------
                                                  720          602        19%               1%              10%            8%
Reimbursed Expenses                                35           32
                                               ------       ------
     Total Consulting                             755          634        19%               2%              10%            7%
                                               ------       ------

     Total Revenue                             $3,210       $2,852        13%               5%               3%            5%
                                               ======       ======


Notes to Consolidated Statements of Income and Supplemental Information:

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates.

Related Insurance Services includes U.S. affinity, claims management, wholesale broking, underwriting management and MMC Capital businesses.

Interest income on fiduciary funds amounted to $29 million and $31 million for the three months ended March 31, 2004 and 2003, respectively.

Investment income (loss) includes realized and unrealized gains and losses from investments recognized in the income statement, as well as other than temporary declines in the value of "available for sale" securities.  MMC's investments may include seed shares for mutual funds, direct investments, and investments in private equity funds.  Costs related to the management of MMC's investments, including incentive compensation partially derived from investment income and loss, are recorded in operating expenses.

MMC's direct investment in AXIS is classified as an available for sale security.  As restrictions on the sale of AXIS shares expire, changes in fair value are reflected on the Balance Sheet until realized.  Trident II's investments are carried at fair value, in accordance with investment company accounting.  MMC's proportionate share of the change in value of its investment in Trident II is recorded as part of the investment income (loss) in the Consolidated Statements of Income.

Putnam's year-over-year revenues reflect modest investment gains in the current year, compared to a loss in 2003, as well as increased revenues from Putnam's equity investment in Thomas H. Lee.  The year-over-year impact of these items more than offset the impact of lower average assets under management.

The year-over-year increase in compensation and benefits includes the effect of severance, increases in pension and other benefits costs and the impact of foreign exchange and acquisitions.

Certain reclassifications have been made to prior year amounts to conform with current presentation.

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                                            Marsh & McLennan Companies, Inc.
                                                Supplemental Information
                                                 (Millions) (Unaudited)

                                                                                   Three Months Ended
                                                                                        March 31,
                                                                            --------------------------------
                                                                                 2004             2003
                                                                            --------------    --------------

Operating Income Including Minority Interest Expense:
Risk and Insurance Services                                                     $ 637            $ 560
Investment Management (a)                                                         (26)             103
Consulting (c)                                                                     89               83
Corporate (b)                                                                      72              (34)
                                                                                ------           ------
                                                                                  772              712
                                                                                ------           ------

Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                                         3                3
Investment Management                                                              (2)               2
                                                                                ------           ------
                                                                                    1                5
                                                                                ------           ------

Operating Income                                                                $ 773            $ 717
                                                                                ======           ======

Segment Operating Margins:
Risk and Insurance Services                                                      31.9%            31.6%
Investment Management                                                            (5.6)%           23.1%
Consulting                                                                       11.8%            13.1%

Consolidated Operating Margin                                                    24.1%            25.1%
Pretax Margin                                                                    22.7%            23.8%
Effective Tax Rate (d)                                                           38.6%            34.0%

Shares Outstanding at End of Period                                               524              536

Potential Minority Interest Associated with the Putnam
     Equity Partnership Plan Net of Dividend Equivalent
     Expense Related to MMC Common Stock Equivalents                              $(1)              $-

(a) Expenses in the first quarter of 2004 include non-deductible regulatory fines of $100 million related to Putnam's settlement agreements with the Securities and Exchange Commission and the Office of the
Secretary of the Commonwealth of Massachusetts.  In addition, severance of $25 million as well as costs related to regulatory issues of $15 million, were incurred. These items reduced Putnam's NOI by $136 million, after the impact of minority interests, and reduced net income by $122 million.

(b) MMC reached final settlement for insured losses totaling $278 million related to the World Trade Center.
The replacement value of assets exceeded the book value by $105 million, which was recorded as a reduction of other operating expenses in the first quarter of 2004, and increased net income by $63 million.

(c) Includes severance as well as amortization of purchase consideration subject to continued employment, recorded as compensation expense.

(d) The 38.6% effective tax rate includes the impact of Putnam's non-deductible settlement payments of $100 million and a 40% tax rate on the WTC settlement gain of $105 million.  Ongoing operating income has an effective tax rate of 33%.

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



                                                Marsh & McLennan Companies, Inc.
                                   Supplemental Information - Putnam Assets Under Management
                                                     (Billions) (Unaudited)



                                                    March 31,         Dec. 31,         Sept. 30,         June 30,        March 31,
                                                      2004              2003             2003              2003            2003
                                                 --------------    -------------     -------------    -------------    -------------
Mutual Funds:
Growth Equity                                        $  45             $  46            $  48             $  48           $  43
Value Equity                                            42                43               42                42              36
Blend Equity                                            30                32               36                35              30
Fixed Income                                            40                42               45                46              46
                                                     -----             -----            -----             -----           -----
    Total Mutual Fund Assets                           157               163              171               171             155
                                                     -----             -----            -----             -----           -----

Institutional:
Equity                                                  44                51               76                72              64
Fixed Income                                            26                26               25                24              22
                                                     -----             -----            -----             -----           -----
    Total Institutional Assets                          70                77              101                96              86
                                                     -----             -----            -----             -----           -----
Total Ending Assets                                   $227              $240             $272              $267            $241
                                                     ======            ======           ======            ======          ======

Assets from Non-US Investors                         $  38             $  39            $  39             $  37           $  33
                                                     ======            ======           ======            ======          ======

Average Assets Under Management:
    Quarter-to-Date                                   $234              $259             $270              $260            $244
                                                     ======            ======           ======            ======          ======
    Year-to-Date                                      $234              $258             $258              $252            $244
                                                     ======            ======           ======            ======          ======

Net New Sales/(Redemptions) including
 Dividends Reinvested:
    Quarter-to-Date                                $ (17.6)          $ (53.7)         $ (2.7)            $ (3.0)         $ (1.3)
                                                   ========          ========         ========           =======         =======
    Year-to-Date                                   $ (17.6)          $ (60.7)         $ (7.0)            $ (4.3)         $ (1.3)
                                                   ========          ========         ========           =======         =======
Impact of Market/Performance on Ending
 Assets Under Management                           $   4.5           $  21.9          $  7.4             $ 29.1          $ (8.9)
                                                   ========          ========         ========           =======         =======








Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses.  All quarter-end assets conform with the current investment mandate for each product.


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